Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Frank Sorrentino III and William S. Burns hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of ConnectOne Bancorp, Inc. (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2013 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2014	By:	/s/ Frank Sorrentino III

Frank Sorrentino III
Chairman and Chief Executive Officer

Date: April 30, 2014	By:	/s/ William S. Burns

William S. Burns
Executive Vice President and Chief Financial Officer